UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2004 (November 9, 2004)

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 9, 2004, the California Department of Insurance (the “DOI”) announced that it had issued a letter approving the change in control of BC Life & Health Insurance Company (“BC Life”), a wholly owned subsidiary of WellPoint Health Networks Inc., a Delaware corporation (“WellPoint”) (the “November 8 Order”). This change in control will occur upon the completion of the pending merger (the “Merger”) between WellPoint and Anthem, Inc., an Indiana corporation (“Anthem”), pursuant to the Amended and Restated Agreement and Plan of Merger effective as of October 26, 2003 among WellPoint, Anthem and Anthem Holding Corp (“Anthem Holding”). The November 8 Order was issued in connection with Anthem’s application (known as a “Form A”) that Anthem previously filed with the DOI in connection with the Merger. The DOI’s November 8 Order superceded the DOI’s earlier disapproval of the Form A application issued on July 23, 2004 (the “July 23 Order”). On November 9, 2004, Anthem also announced the termination of its lawsuit brought in California Superior Court challenging the July 23 Order. WellPoint’s and Anthem’s joint press release dated November 9, 2004 announcing the DOI’s actions is attached hereto as Exhibit 99.1.

In connection with the Form A, BC Life, Anthem and Anthem Holding executed the “Undertakings to California Department of Insurance” (the “Undertakings”). The Undertakings are attached to this Current Report on Form 8-K as Exhibit 99.2. The Undertakings contain various commitments by Anthem, BC Life and Anthem Holding that will be effective upon completion of the Merger, including the following:

•	Any change in control severance and retention bonus payments payable by reason of the Merger will be the sole payment responsibility of Anthem;

•	Premiums payable by BC Life policyholders will not increase as a result of the Merger, which will be evidenced by a written commitment addressed to the California Insurance Commissioner and executed by Anthem’s Chief Executive Officer;

•	BC Life represented that by reason of a focused effort by Anthem to bring demonstrable improvements in the quality of care made available by BC Life, the “CDI Medical Care Ratio” will increase. The “CDI Medical Care Ratio” will be determined by dividing (1) the total of all medical care claims incurred for BC Life’s insured and self-insured customers, plus the amount expended on quality improvement programs in California, by (2) the total of premiums earned from its insured customers and the premium equivalents attributable to its self-insured customers;

•	BC Life will increase financial expenditures supporting quality improvement programs in California by at least 50% from current levels by the end of the “Merger Debt Period”. Merger Debt Period means the period beginning with the closing of the Merger and thereafter ending on the later of (1) the date three years following the closing of the Merger, or (2) the date when Anthem has made aggregate principal payments in respect of its or WellPoint’s consolidated indebtedness equal to the aggregate principal amount of indebtedness incurred by Anthem to finance its cash requirements for the Merger;

•	Anthem will make donations of (i) $35 million to community clinics in California and (ii) $15 million for a program to be conducted through California community colleges to support the training of new nurses in California;

•	BC Life will not pay any dividends or other similar distributions if such actions would cause BC Life to fail to maintain Liquid Assets (as defined in the Undertakings) in an amount that equals or exceeds 150% of BC Life’s average monthly Total Expenses (as defined in the Undertakings) for the last two consecutive quarters for which financial statements have been filed with the DOI;

•	BC Life will not pay any dividends or other similar distributions if such actions would (i) cause BC Life to have a net premium to policyholder surplus ratio equal to or greater than five-to-one or (ii) cause BC Life’s total adjusted capital to be less than 500% of authorized control level risk-based capital. In addition, subject to an exception specified in the Undertakings, BC Life will not make any distributions that would deviate from historical practices from 2000 through 2003;

•	BC Life will maintain its efforts in the areas of providing services to governmental entities on the same basis as prior to the Merger, assuming the same market, economic and other conditions that currently exist;

•	BC Life will maintain its efforts in offering and renewing individual and small group products on the same basis as prior to the Merger, assuming the same market, economic and other conditions that currently exist;

•	BC Life will maintain its administrative capacity, including the maintenance of certain enumerated functions in the state of California; and

•	The Investment in a Healthy California Program (“IHCP”) (which is described in greater detail below) will be implemented.

Many of the commitments made in the Undertakings will be effective during the Merger Debt Period.

Anthem also reiterated its undertaking made to the California Department of Managed Health Care (the “DMHC”), in connection with the DMHC’s approval of the change in control of another WellPoint subsidiary Blue Cross of California (“BCC”), to implement the IHCP. Pursuant to the IHCP, BCC will commit $100 million or 2% of its total investment portfolio to increase the level of capital in investments providing fair returns to investors and social benefits to underserved communities. In connection with the Undertakings signed with the DOI, the IHCP will be extended to BC Life and Anthem has undertaken to commit an additional $100 million to achieve the investment objectives of the IHCP. Specifically, investments under the IHCP will be intended to increase capital and funding to low-income and urban and rural underserved California communities to address health care infrastructure that makes health care resources more accessible and improves the quality of care. IHCP investments will be subject to a number of criteria, including the following:

•	IHCP investments must, at the time of investment, be rated as “investment grade” by two or more nationally recognized rating agencies (unless exempted by action of the investing entity, in consultation with an advisory committee to be created and the appropriate regulatory authorities); and

•	IHCP investments must be fully qualified assets for purposes of the investing entity’s financial statements.

The IHCP will last 20 years. The Undertakings also provide for increased commitments if certain change-in-control and retention bonus payments made to WellPoint California-based officers would otherwise exceed the commitments made regarding the IHCP and the other commitments described in the Undertakings.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

Exhibit No.	Exhibit
99.1	Press Release dated November 9, 2004 of WellPoint and Anthem

99.2	Undertakings to California Department of Insurance dated November 8, 2004 delivered by BC Life, Anthem and Anthem Holding Corp. to the California Department of Insurance

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2004

ANTHEM, INC.

By:	/S/ MICHAEL L. SMITH
Name: Michael L. Smith
Title: Executive Vice President and Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated November 9, 2004 of WellPoint and Anthem

99.2	Undertakings to California Department of Insurance dated November 8, 2004 delivered by BC Life, Anthem and Anthem Holding Corp. to the California Department of Insurance